EXHIBIT 10.14

HICKORYTECH CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated August 1, 2006

1.     Purpose. The purpose of the Employee Stock Purchase Plan (the “Plan”), is to provide eligible employees of HickoryTech Corporation (the “Company”), and its subsidiaries, who wish to become shareholders of the Company, an opportunity to purchase common stock of the Company (the “Shares”). The Board of Directors of the Company believes that employee participation in the ownership of the Company will be to the mutual benefit of both the employees and the Company. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code (the “Code”).

2.     Overview of the Plan.  Employees may only purchase Shares offered under the Plan by participating in the Company’s payroll deduction plan. Employees electing to participate in the Plan shall sign up for participation in the Company’s payroll deduction plan effective upon an Election Date (as defined in Section 9(a) hereof). On the Offering Date (as defined in Section 5 hereof), the payroll deductions in the employee’s payroll deduction account will be used to purchase Shares in the Company, subject to the limitations contained in Sections 4 and 7 below.

3.     Eligible Employees.  Subject to the provisions of Section 4 below, any individual who is an employee of the Company or of any of its subsidiaries (as defined in Section 424(f) of the Code) a minimum of 14 calendar days prior to an Election Date is eligible to participate in the offering of Shares to be made by the Company on the Offering Date immediately following the Election Date.

4.     Limitations on Grants.

(a)             No more than 500,000 Shares may be sold pursuant to the Plan. Appropriate adjustments in the above figure, and in the minimum number of Shares which an employee may purchase shall be made to give effect to any mergers, consolidations, acquisitions, stock splits, stock dividends, or other relevant changes in the capitalization occurring after the effective date of the Plan, provided that a fractional Share shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation will include provisions for protection of the then existing rights of participating employees under the Plan.

(b)             No employee shall be allowed to participate in the Plan if such participation in the Plan will result in the employee owning stock consisting of five percent or more of the total combined voting power or value of all classes of stock of the Company, computed in accordance with Section 423(b) (3) of the Code.

(c)             In accordance with the provisions of Section 423(b) of the Code, no employee shall be granted rights under this Plan or any employee stock purchase plan which will allow the employee to accrue rights to purchase more than $25,000 in Shares in any year.

5.     Offering Date.  On the last business day of the calendar month which occurs before twelve months after each Election Date (hereinafter called an “Offering Date”), the Board of Directors will make an offer (hereinafter called an “Offering”) to all employees then eligible to participate in the purchase of Shares.  In order to purchase Shares on an Offering Date, an eligible employee must complete and file with the Human Resources Department, all documents, if any, required by the Company.

6.     Price.  The price per Share for each Offering shall be 85 percent of the fair market value of the Shares on the applicable Offering Date, in each case as determined by the Committee (as defined in Section 17 hereof).

7.     Limits of Participation.  As to each Offering, the minimum number of Shares which an employee will be permitted to purchase is ten Shares. If at any time during the term of this Plan the available Shares (as prescribed in Section 4 above) are oversubscribed either because there is not a sufficient number of Shares available on an Offering Date or because of any applicable rules, laws, and regulations of any government agency then in effect imposing limitations on the number of Shares which may be issued, the rights of the eligible employees to purchase said Shares shall be prorated to eliminate such oversubscription.

8.     Method of Payment. With respect to Shares to be purchased on an Offering Date, full payment for all such Shares shall be made only from funds accumulated by the employee by participation in the Company’s payroll deduction plan (as defined in Section 9 below).

9.     Payroll Deduction Plan.

a)              Election Date. From time to time, but not more frequently than once during any 12-month period, the Board of Directors may fix a date which is the first business day of a month (hereinafter called an “Election Date”) on which the Company will allow eligible employees to participate in the Company’s payroll deduction plan.

b)              Election Participation.

(i)                Current Employees. Any individual who is an employee a minimum of 14days prior to the Election Date may elect to participate in the Company’s Payroll Deduction Plan by completing an authorization for a payroll deduction on a form provided by the Company and filing it with Company’s Human Resources Department by the date designated by Company each plan year.  Payroll deductions for the employee shall commence on the first payroll date following the Election Date and shall end on the payroll date immediately preceding the Offering Date, unless sooner terminated by the employee as provided in Subsection 9(d) below.

(ii)               New Employees. Employees hired less than 14 days prior to the Election Date will not be eligible to participate in the Plan until the next Election Date established by the Board of Directors.

c)              Account. At the time an employee files an authorization for a payroll deduction, the employee shall elect to have a deduction made from the employee’s pay on each payday in an amount selected by the employee. The amount selected by the employee may be in any fixed amount; provided, however, under no circumstances may the deductions in the aggregate exceed ten percent of the employee’s basic wage and commissions for the 12 month period in which the election is effective. For purposes of this Plan, basic wage shall mean the employee’s regular salary and shall not include payment for overtime work, bonuses and other forms of compensation. Commissions shall mean any payment received under a Company designated Sales Commission Plan. An employee may not make any separate cash payment into such account.

d)              Withdrawal.

(i)                An employee may withdraw payroll deductions credited to the employee’s account at any time by giving written notice to the Company. All of the payroll deductions credited to such account will be paid promptly after receipt of notice of withdrawal and no further payroll deductions will be made except in accordance with the authorization for a new payroll deduction filed in accordance with Subsection 9(b) above.

(ii)               An employee’s withdrawal will not have any effect upon eligibility to participate on a succeeding Election Date.

(iii)                          Upon termination of the employee’s employment for any reason, the payroll deductions credited to the account will be returned to the employee, or in the case of the death of the employee to the person or persons entitled thereto under Section 11 hereof.

e)              Interest. The Company shall establish an account for each participating employee. The funds in the payroll deduction account shall constitute indebtedness of the Company until the funds are applied to the purchase of Shares or until the funds are paid to the employee. No interest will be accrued or paid on the funds in the payroll deduction accounts.

10.   Issuance of Shares. On each Offering Date, the accumulated payroll deductions in the employee’s account on that date will be automatically applied to purchase the maximum number of Shares which may be purchased, and a certificate will be issued to the employee for those Shares. Excess payroll deductions, if any, will be returned to the employee. Ten Shares shall be the minimum number for which a certificate will be issued at any one time and no fractional Shares will be issued at any time.

11.   Designation of Beneficiary. An employee must file a written designation of a beneficiary who is to receive the funds in the employee’s account in the event of such employee’s death. Such designation of beneficiary may be changed by the employee at any time by written notice. Upon the death of an employee and upon receipt by the Company of proof of a validly designated beneficiary, the Company shall deliver the funds in the employee’s account to such beneficiary. In the absence of a validly designated beneficiary who is living at the time of such employee’s death, the Company, at its option, shall deliver the cash to the executor or administrator of the estate of the employee, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company, in its discretion, may deliver the cash to the spouse or to any one or more dependents or relatives of the employee, or if no spouse, dependent, or relative is known to the Company then to such other person as the Company may designate. No designated beneficiary shall, prior to the death of the employee, acquire any interest in the cash credited to the employee under the payroll deduction plan.

12.   Employees’ Rights as Shareholders. No participating employee shall have any rights as a shareholder in the Shares until full payment has been made for the Shares and the share certificate is actually issued.

13.   Rights Not Transferable. Rights under this Plan are not assignable or transferable by a participating employee.

14.   Termination of Employment. In the event that the employment of a participating employee is terminated for any reason, said employee’s rights to participate in the Plan shall terminate immediately and payroll deductions in the account of the employee will be paid to the employee pursuant to the provisions of Section 9(d) hereof. For purposes of this Plan, the participating employee’s employment will be deemed to be terminated on the date the employee leaves the Company or any subsidiary.

15.   Amendment or Discontinuance of Plan. The Board of Directors of the Company shall have the right to amend, modify or terminate this Plan at any time without notice provided that without the consent of the shareholders of the Company possessing a majority of the voting power, no such amendment to the Plan shall:

(a)   Increase the total number of Shares which may be offered under the Plan; or

(b)   Change the classification of employees eligible to participate in the Plan.

16.   Approvals. The Company’s obligation to offer, sell and deliver its Shares under this Plan is subject to the receipt of any required governmental consents or approvals.

17.   Administration. The Plan shall be administered by a Committee consisting of not less than three members who shall be appointed by the President of the Company. Each member of the Committee shall be an officer of the Company or its subsidiaries. The Committee shall be vested with full authority to determine the fair market value of the shares and to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant.

18.   Duration.  The provisions of this Plan shall terminate no later than July 31, 2016.